FREDDIE MAC NO: SEE EXHIBIT A

MASTER CLEARING ACCOUNTS AGREEMENT-CME
Lender – Access to Clearing Accounts

(REVISION DATE 8-14-2009)

This MASTER CLEARING ACCOUNTS AGREEMENT (the “Agreement”) is entered into as of the 16th day of December, 2009, by and among PNC BANK, NATIONAL ASSOCIATION, a national banking association having and address at One PNC Plaza, 19th Floor, P1-POPP-19-2, Pittsburgh, PA  15222 (“Clearing Bank”), those parties identified on Exhibit A attached hereto, each having an address at c/o NTS Development Company, 10172 Linn Station Road, Louisville, Kentucky 40223 (each sometimes referred to individually as a “Borrower” and all sometimes referred to collectively as “Borrowers”), and HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership, having an address at 9 Greenway Plaza, Suite 700, Houston, Texas 77046 (together with its successors and assigns, “Lender”).

RECITALS

WHEREAS, Lender has agreed to make, or has made to each of the Borrowers a loan (each a “Loan” and collectively, the “Loans”) in the original principal amounts set forth on Exhibit A attached hereto.

WHEREAS, Each Loan is to be evidenced by the Multifamily Note (each a “Note” and collectively, the “Notes”) and secured by a Multifamily Mortgage or Deed of Trust, Assignments of Rents and Security Agreement of even date herewith (each a “Security Instrument”, and collectively, the “Security Instruments”).

WHEREAS, each Security Instrument grants to Lender, among other things, a first lien on the Mortgaged Property described therein  and an assignment of all Rents arising with respect to such Mortgaged Property.   References herein to the “Property” mean each such Mortgaged Property separately and all such Mortgaged Properties together.

WHEREAS, Lender and Borrowers are parties to that certain Master Cross-Collateralization Agreement dated as of the date of this Agreement (the “Master Cross-Collateralization Agreement”), wherein Borrowers agree that the Property is and shall be collateral for all of the Loans.

WHEREAS, as a condition of making the Loans, Lender is requiring that Borrowers deposit all Receipts (as defined below) with a financial institution acceptable to Lender into an account designated by and established for the benefit of Lender, and Borrowers and Lender desire to retain Clearing Bank to provide the services described herein.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Clearing Bank and Borrowers agree as follows:

1.           Defined Terms. The following terms used in this Agreement shall have the meanings set forth below in this Paragraph 1.

“Available Funds” means funds on deposit in the Clearing Accounts reasonably determined by the Clearing Bank to constitute available funds, by reference to Regulation CC of the Board of Governors of the Federal Reserve System, as amended and interpreted from time to time.

“ACH System” means the automated clearinghouse system.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender, Clearing Bank, or the national banking associations are not open for business.

“Cash Management Agreement” means that certain Master Cash Management Agreement of even date herewith by and among Borrowers, Manager (as defined in the Cash Management Agreement) and Lender.

“Cash Sweep Period” means any period which commences upon receipt of notice by Clearing Bank of the delivery of a Notice of Commencement of Cash Sweep Period and continues until such time, if any, as Lender delivers a Notice of Termination of Cash Sweep Period.

“Clearing Accounts” has the meaning specified in Paragraph 2(a) below.

“Deposit Account” means the account established or to be established by Lender or Servicer in accordance with the terms of the Cash Management Agreement, into which all funds in the Clearing Accounts shall be deposited as set forth in Paragraph 4 of this Agreement.

“Designee” means the Servicer or other agent of Lender acting for the benefit of Lender under this Agreement. Lender will provide written notice from time to time to Borrower and Clearing Bank of the appointment of a Designee.  Clearing Bank will require receipt of such written notice prior to recognizing a party as Designee.

“Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority; or (iii) a deposit account within the meaning of Section 9-104 of the UCC.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc (“S&P”); P-1 by Moody’s Investors Service, Inc. (“Moody's”); and F-1 by Fitch, Inc. (“Fitch”) in the case of accounts in which funds are held for thirty (30) days or less or, in the case of letters of credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P “A2” by Moody’s.  If at any time an Eligible Institution does not meet the required rating, the Eligible Account must be moved within thirty (30) days to an appropriately rated Eligible Institution.

“Notice of Commencement of Cash Sweep Period” means a Notice provided to Clearing Bank and Borrowers by Lender that provides that a Cash Sweep Period has commenced and thereafter Lender shall have sole dominion and control over the Clearing Accounts.

“Notice of Termination of Cash Sweep Period” means a Notice provided to Clearing Bank and Borrowers by Lender that a Cash Sweep Period has terminated and thereafter Borrowers and Lender shall have joint control over the Clearing Accounts as provided in the Cash Management Agreement.

“Obligations” means any and all debts, liabilities and obligations of Borrowers, and each of them, to Lender pursuant to or in connection with the Loans, including without limitation, the indebtedness evidenced by the Notes and any and all debt, liabilities and obligations of Borrowers under the “Loan Documents” as defined in the Cash Management Agreement.

“Receipts” means any Rents and any other income received by any Borrower or Manager in connection with the Property.

Terms used in this Agreement and not defined herein have the meanings given to those terms in the Cash Management Agreement.

2.           Duties of Clearing Bank.

(a)           In order to further secure the performance by Borrowers of their Obligations (i) Borrowers have established with Clearing Bank eight (8) separate deposit accounts (collectively, the “Clearing Accounts) designated as set forth in Exhibit B hereto, provided, that Lender shall have the option to cause Clearing Bank to change the name of any such account in its sole discretion by giving Notice to Borrowers and Clearing Bank; and provided further that such change shall not otherwise modify the terms of this Agreement.  Clearing Bank will maintain the Clearing Accounts. The Clearing Accounts will be assigned the respective federal tax identification numbers listed in Exhibit B.

(b)           Clearing Bank shall receive and process any Receipts presented by Borrowers, Manager or any of their respective agents pursuant to the Cash Management Agreement and shall deposit all Receipts received by it with respect to the Property into the Clearing Accounts.

(c)           Clearing Bank shall hold amounts deposited in the Clearing Accounts for the benefit of Lender and shall designate such amounts on its books as being held for the benefit of Lender, subject to the terms of this Agreement.

(d)           Borrowers and Clearing Bank shall maintain each Clearing Account as an Eligible Account.  Each Clearing Account shall constitute a “deposit account” within the meaning of the Uniform Commercial Code of the State of New York.  Regardless of any provision of any other agreement, for purposes of the Uniform Commercial Code, New York shall be deemed the jurisdiction of the Bank, as “bank” with respect to such “deposit account”.

(e)           Clearing Bank shall immediately take any steps necessary in order for Clearing Bank to effectuate any transfer of funds to Lender or Designee pursuant to Paragraph 4 of this Agreement and to provide data, via utilization of Clearing Bank’s internet-based systems then in effect, to Lender or Designee pursuant to Paragraph 2(g) of this Agreement.

(f)           Clearing Bank shall send monthly account statements to Borrowers, or at Borrowers’ discretion, Manager, itemizing activity with respect to the Clearing Accounts in accordance with Clearing Bank's regular practices for providing account statements to its customers.

(g)           Upon request of Lender or Designee, Clearing Bank shall (i) provide to Lender or Designee, as applicable, via utilization of Clearing Bank’s generally available internet-based banking system, currently accessible via pnc.com, then in effect, information on Clearing Account balances, the aggregate amount of withdrawals from the Clearing Accounts and other similar information and (ii) Clearing Bank (x) shall advise Lender or Designee, as applicable, of the amount of Available Funds via utilization of Clearing Bank’s generally available internet-based banking system, currently accessible via pnc.com, then in effect, (y) shall deliver to Lender or Designee, as applicable, a duplicate copy of all monthly account statements sent to Borrower, and (z) shall make available any other information concerning the Clearing Accounts as Lender or Designee shall reasonably request via utilization of Clearing Bank’s generally available internet-based banking system, currently accessible via pnc.com, then in effect.

(h)           Items deposited with Clearing Bank that are returned for insufficient or uncollected funds shall be debited to the Clearing Account, as provided in Paragraph 8 below, under advice and returned to Borrower.

3.           Dominion and Control.  Lender, Clearing Bank and Borrowers acknowledge and agree that the Clearing Accounts are subject to the dominion, control and discretion of Lender and Designee as set forth in the Cash Management Agreement.  Neither any Borrower nor Manager shall have the right to close the Clearing Accounts; provided, that Clearing Bank shall not be liable under this Agreement, under applicable law, or in equity in the event that the Borrower or Manager close any of the Clearing Accounts prior to receipt of a Notice of Commencement of Cash Sweep Period, and allowing for a reasonable period of time, not to exceed two (2) Business Days, or following the receipt of a Notice of Termination of Cash Sweep Period, and allowing for a reasonable period of time, not to exceed two (2) Business Days..  After the receipt by Clearing Bank of a Notice of Commencement of Cash Sweep Period, and allowing for a reasonable period of time not to exceed two (2) Business Days, and prior to Clearing Bank’s receipt of a Notice of Termination of Cash Sweep Period, neither any Borrower nor Manager shall have any right of withdrawal with respect to the Clearing Accounts except with the prior written consent of Lender, which written consent shall be provided to Clearing Bank.  Each Borrower and Manager and Lender shall be entitled to request and receive any information about the Clearing Accounts that it shall reasonably request from time to time via utilization of the Clearing Bank’s generally available internet-based systems, currently accessible via pnc.com, then in effect.

4.           Transfer of Funds in Clearing Accounts. Clearing Bank shall transfer all Available Funds on deposit in the Clearing Accounts as follows:

(i)           Clearing Bank shall transfer, by wire transfer or via the ACH System and/or by such means as Clearing Bank generally employs in connection with “Zero Balance” accounts such as the Clearing Accounts, so much of the Available Funds as Borrowers shall request from time to time to one or more accounts designated in writing by Borrowers until such time, if any, as Clearing Bank and Borrowers have received a Notice of Commencement of Cash Sweep Period (Clearing Bank shall have no obligation to verify that Borrowers have received such Notice). Thereafter all Available Funds shall be disbursed on each Business Day to the Deposit Account designated in writing by Lender or Designee until such time as Clearing Bank has received a Notice of Termination of Cash Sweep Period, and thereafter for a reasonable period of time not to exceed two (2) Business Days.

(ii)           Simultaneously with any transfer to the Deposit Account, Clearing Bank shall send (or make available via electronic information reporting system) to Manager, Lender, Designee and Borrowers, via telecopy, a wire transfer or ACH System advice setting forth the amount transferred.

5.           Fees.

(a)           To compensate Clearing Bank for performing the services required hereunder, Borrowers hereby agree to pay all such fees as shall be charged by the Clearing Bank in connection with Clearing Bank’s obligations hereunder.  Borrowers shall be liable to Clearing Bank for the amount of any exchange, collection, processing, transfer, wire, postage or other out-of-pocket expenses incurred by Clearing Bank, as determined by Clearing Bank from time to time.

(b)           Clearing Bank shall debit the Clearing Accounts by the amount of its fees on a monthly basis or shall include its fees in an account analysis statement.  In the event that there are not sufficient collected funds in the Clearing Accounts to compensate Clearing Bank for such fees, Borrowers authorize Clearing Bank to debit any other account maintained by Borrowers with Clearing Bank and in the event that there are not sufficient collected funds in any of Borrowers’ other accounts, Borrowers agree upon demand to reimburse Clearing Banking for the amount of such fees.

(c)           Borrowers agree to pay Clearing Bank, upon demand, all costs and expenses, including reasonable attorneys’ fees and disbursements, including, but not limited to, any and all expenses incurred in any interpleader action, incurred by Clearing Bank in the preparation, negotiation, administration and enforcement of this Agreement (including any amendments hereto or additional instruments or agreements required hereunder).

6.           Termination.

(a)           Clearing Bank may resign from its obligations under this Agreement (i) at any time after thirty (30) days’ prior written notice to the other parties hereto, and (ii) immediately, upon contemporaneous notice thereof to the other parties hereto, if it becomes aware of fraud or criminal activity in connection with any of the Clearing Accounts or this Agreement, other than by Clearing Bank or its employees.  Upon such resignation, Borrowers shall designate a successor to Clearing Bank promptly after receipt of notice of resignation by Clearing Bank, which successor shall be subject to the approval of Lender, and cause such designated successor promptly to assume the obligations of Clearing Bank hereunder.  It shall be an Event of Default if a successor to Clearing Bank acceptable to Lender has not been designated or has not assumed the obligations of Clearing Bank prior to the effective date of Clearing Bank’s resignation.

(b)           Borrowers may not unilaterally terminate this Agreement or close any of the Clearing Accounts established pursuant to the terms of this Agreement.  Clearing Bank shall not cause or permit any of such accounts to be closed unless it has received prior written Notice from Lender; provided, Clearing Bank shall have no liability under this Agreement, under applicable law, or in equity, in the event any of the Clearing Accounts are closed by Borrowers at any time prior to receipt of a Notice of Commencement of Cash Sweep Period, and allowing for a reasonable period of time, not to exceed two (2) Business Days, or following the receipt of a Notice of Termination of Cash Sweep Period, and allowing for a reasonable period of time, not to exceed two (2) Business Days.

(c)          Lender may terminate this Agreement at any time after five (5) days’ prior written notice to the other parties hereto.  Upon any termination of this Agreement in accordance with the terms of this Paragraph 6, Clearing Bank shall hold all funds in the Clearing Accounts for a period of no more than thirty (30) days until Clearing Bank receives written Notice from Lender instructing Clearing Bank how to dispose of such funds.

7.           Liabilities of Clearing Bank; Indemnity by Borrowers.

(a)           The parties hereto agree that Clearing Bank shall not be liable for damage or loss to any party or to any other person for any delay or failure of performance arising out of the acts or omissions of any third parties, including, but not limited to, various communication services, courier services, the Federal Reserve System, any other bank or any third party who may be affected by funds transactions, fire, mechanical, computer or electrical failures or other unforeseen contingencies, strikes, or any similar or dissimilar cause beyond the reasonable control of the Clearing Bank.

(b)           Clearing Bank shall make every commercially reasonable effort to transfer all Available Funds referred to in Paragraph 4 above by the mutually agreed upon time but does not guarantee a specific delivery time.  Accordingly, Clearing Bank’s sole responsibility to Lender, Designee or any third party with respect to the time of delivery of such amounts and items shall be to deliver such amounts and items as close to the mutually agreed upon time as may be reasonably practicable.

(c)           Notwithstanding any other term or provision of this Agreement, Clearing Bank will not be liable to any other party for:

(i)           failing to follow any Notice, including, without limitation, any Notice of Commencement of Cash Sweep Period or Notice of Termination of Cash Sweep Period, or any other instruction originated by Lender (A) earlier than two (2) Business Days after receipt of such Notice or instruction, (B) or any Notice, instruction, or term set forth in this Agreement, that requires (x) the disposition or transfer of the funds in the Clearing Account, including, without limitation, Available Funds, by a method not available under Clearing Bank’s usual policies and procedures; or (y) the receipt, processing, or deposit of Receipts by a method not available under Clearing Bank’s usual policies and procedures, or (C) that Clearing Bank determines would result in Clearing Bank’s failing to comply with a statute, rule or regulation, court order or other legal, regulatory, or administrative process, binding upon Clearing Bank; or

(ii)           complying with Lender’s or Borrowers’ instructions regarding disposition of funds in the Clearing Account, or otherwise completing a transaction involving the Clearing Account, that Clearing Bank had started to process two (2) or fewer Business Days after Clearing Bank had actually received a Notice of Commencement of Cash Sweep Period.

(d)           Clearing Bank will not be liable to any party for any claim, loss, cost, fee, or expense except to the extent directly caused by Clearing Bank’s own gross negligence or willful misconduct, as determined by a final non-appealable judgment by a court of competent jurisdiction.  In no event shall Clearing Bank be liable for any lost profits or for any indirect, special, consequential or punitive damages even if advised of the possibility or likelihood of such damages.

(e)           Clearing Bank shall have no responsibility or liability to Lender for complying with instructions concerning the Clearing Accounts from Borrowers or Borrowers’ representatives, which are received by Clearing Bank prior to receipt of a Notice of Commencement of Cash Sweep Period, and allowing for a reasonable period of time, not to exceed two (2) Business Days, or following the receipt of a Notice of Termination of Cash Sweep Period, and allowing for a reasonable period of time, not to exceed two (2) Business Days.  Clearing Bank shall have no responsibility or liability to Borrowers for complying with a Notice of Commencement of Cash Sweep Period or complying with instructions concerning the Clearing Accounts originated by Lender, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Commencement of Cash Sweep Period, even if Borrowers notify Clearing Bank that Lender is not legally entitled to originate any such instruction or Notice of Commencement of Cash Sweep Period.

(f)           Borrowers hereby indemnify and hold harmless Clearing Bank, its affiliates, and its and their directors, officers, agents and employees from and against any and all claims, damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys’ fees and disbursements) arising out of, resulting from, or in any way related to this Agreement or any action taken or not taken pursuant to this Agreement except to the extent such claims, damages, penalties, judgments, liabilities, losses or expenses are primarily caused by Clearing Bank’s gross negligence or willful misconduct, as determined by a final non-appealable judgment by a court of competent jurisdiction.

(g)           Notwithstanding any other term or provisions of this Agreement, Clearing Bank shall have no obligation to review or confirm that any actions taken pursuant to this Agreement comply with any other agreement or document, including, without limitation, the Cash Management Agreement.  Substantial compliance by Clearing Bank with its standard procedures for the services Clearing Bank is providing hereunder shall be deemed to be exercise by it of ordinary care.

(h)           This Paragraph 7 shall survive termination of this Agreement.

8.           Set-off.  Clearing Bank waives any right to offset any claim against Borrowers which it might have against any account maintained hereunder; provided, however, that Clearing Bank retains the right to charge the Clearing Accounts for (i) processing or encoding errors arising in a Clearing Account, (ii) items deposited in a Clearing Account that are subsequently returned to Clearing Bank unpaid, (iii) automated clearing house (“ACH”) credit entries initiated from a Clearing Account by Borrowers or Lender for which there are insufficient funds in the applicable Clearing Account on the date required by the applicable agreement with the Clearing Bank for such services, or ACH debit entries initiated from a Clearing Account by Borrowers of Lender which are returned to Clearing Bank for any reason, (iv) all other charges and obligations and liabilities arising out of any cash management services provided by Clearing Bank for Borrowers and related to the Clearing Accounts or the services provided pursuant to this Agreement, and (v) any of Clearing Bank’s charges, fees and expenses provided for herein.  Borrowers and Lender understand and agree that Clearing Bank is authorized to collect any amount owing pursuant to the preceding sentence (a “Chargeable Amount”) by debiting any of the Clearing Accounts.  Borrowers shall pay any Chargeable Amount immediately upon demand to the extent there are not sufficient funds in the Clearing Accounts to cover any Chargeable Amount on the day of the debit.  If any Chargeable Amount set forth in paragraph 8(i), 8(ii), or 8(iii) has not been paid in full by Borrower within fifteen (15) days after demand on Borrowers by Bank and there are still insufficient funds in the Clearing Accounts, then Lender shall pay such Chargeable Amount to Clearing Bank, within fifteen (15) days after receipt of written demand therefor from Clearing Bank, solely to the extent that Lender has received such funds.  If Clearing Bank is stayed or prohibited from making demand upon Borrowers for any reason, then Clearing Bank shall not be required to: (a) make such demand upon Borrowers or (b) wait fifteen (15) days prior to making demand on Lender.  This paragraph shall survive termination of this Agreement.

9.           Matters Concerning Borrowers and Manager.  Borrowers and Lender agree that:

(a)           Each Borrower hereby pledges, transfers and assigns, and grants to Lender, as additional security for the payment and performance of the Notes and the Obligations of Borrowers, a first priority security interest in and to, and a general first lien upon, subject to Clearing Bank’s right to set-off with respect to the Clearing Bank’s fees and expenses as described in Paragraph 8 above, (i) the Clearing Accounts and all of such Borrower’s right, title and interest in and to all Receipts, cash, property, instruments or rights transferred to or deposited in the Clearing Accounts from time to time by such Borrower or on behalf of such

 Borrower in accordance with the provisions of this Agreement, (ii) all earnings, investments and securities held in the Clearing Accounts in accordance with this Agreement and (iii) any and all proceeds of the foregoing.  This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by Borrowers to Lender under the Notes and the other Obligations of Borrowers.  Borrowers acknowledge and agree that Clearing Bank is acting at the direction of Lender in connection with the subject matter of this Agreement.  Borrowers further agree to execute, acknowledge, deliver, file or do at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender any of the rights granted by this Paragraph.

(b)           Borrowers shall provide Manager with a copy of this Agreement, as the same may be amended from time to time, and shall cause Manager to abide by all of the terms and provisions hereof applicable to Borrowers and/or Manager.

10.         Successors and Assigns; Assignments.  This Agreement shall bind and inure to the benefit of and be enforceable by Clearing Bank, each Borrower and Lender and their respective successors and permitted assigns.  Lender shall have the right to assign or transfer its rights under this Agreement in connection with any assignment of the Loan and the Loan Documents.  Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Agreement; provided that the assignee or transferee automatically will be bound by all of the terms and conditions of this Agreement by virtue of such assignment or transfer.  No Borrower shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Lender.  Clearing Bank shall have the right to assign or transfer its rights and obligations hereunder in connection with a merger, consolidation or sale of all or substantially all of the assets of Clearing Bank provided that the transferee thereof agrees in writing to be bound by the terms of this Agreement.

11.         Amendment.  This Agreement may be amended from time to time only by a written agreement executed by all of the parties hereto.

12.         Notices. All notices, including without limitation any Notice of Commencement of Cash Sweep Period or Notice of Termination of Cash Sweep Period, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Paragraph 12.  Any Notice shall be deemed to have been received three (3) days after the date such Notice is mailed or on the date of sending by telefax or delivery by hand if sent or delivered during business hours on a Business Day (otherwise on the next Business Day) or the next Business Day if sent by an overnight commercial courier addressed to the parties as follows:

If to Lender:	Holliday Fenoglio Fowler, L.P. 9 Greenway Plaza, Suite 700 Houston, Texas 77046 Attention: David Croskery, Senior Managing Director Facismile No. (713) 852-3498

With a copy to:	DESIGNEE'S NAME (Currently Not Applicable) Attention: Facismile No.

If to Borrowers:	NTS Development Company 10172 Linn Station Road Louisville, Kentucky 40223 Attention: Brian F. Lavin Facismile No. (502) 426-4994

If to Clearing Bank:	PNC Bank - Treasury Management 101 South Fifth Street Louisville, Kentucky 40202 Attetion: Linda Haas Facsimile No. (502) 581-2470

13.         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). JUDICIAL ACTIONS, SUITS OR PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER UNDER OR ARISING OUT OF IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH PROCEEDINGS SHALL BE BROUGHT IN THE STATE COURT OF NEW YORK AND SHALL BE HEARD BY SUCH COURT SITTING WITHOUT A JURY.

14.         Certain Matters Affecting Clearing Bank.

(a)           Clearing Bank may rely and shall be protected in acting or refraining from acting upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           The duties and obligations of Clearing Bank hereunder shall be determined solely by the express provisions of this Agreement.  Clearing Bank shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Clearing Bank.

(c)           If at any time: (a) Clearing Bank, in good faith, is in doubt as to the action it should take under this Agreement, (b) any Borrower becomes subject to a voluntary or involuntary bankruptcy, reorganization, receivership or similar proceeding, or (c) Clearing Bank is served with legal process which it in good faith believes prohibits the disbursement of the funds deposited in any Clearing Account, then Clearing Bank shall have the right to (i) place a hold on the funds in the Clearing Accounts until such time as it receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Clearing Accounts, or (ii) commence, at Borrowers’ expense, an interpleader action in any competent federal or state court located in the Commonwealth of Pennsylvania, and otherwise to take no further action except in accordance with joint written instructions from Borrowers and Lender or in accordance with the final order of a competent court served on Clearing Bank.

IN WITNESS WHEREOF, the parties hereto have executed this Clearing Accounts Agreement in several counterparts (each of which shall be deemed an original) as from the date first above written.

BORROWERS: NLP CASTLE CREEK, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP LAKE CLEARWATER, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP PARK PLACE, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP RICHLAND, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP SWIFT CREEK, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP WHITWORTH, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP WILLOW LAKE, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

NLP WILLOWS, LLC, a Delaware limited liability company

By:	NTS Realty Holdings Limited Partnership, a Delaware limited partnership, its sole member

By:	NTS Realty Capital, Inc., a Delaware corporation, its managing general partner

By:	/s/ Neil A. Mitchell Name: Neil A. Mitchell Title: Sr Vice Pres

LENDER: HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership

By:	Holliday GP Corp., a Delaware corporations, its general partner

By:	/s/ Patrick V. Kinlan Patrick V. Kinlan Vice President

CLEARING BANK: PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Henry R. Synder, IV Name: Henry R. Snyder, IV Title: Vice President

EXHIBIT A

BORROWERS, LOAN NUMBERS AND LOAN AMOUNTS

Borrower	Loan Number	Original Loan Amount	Taxpayer ID Numbers

NLP Park Place, LLC	534381243	$30,625,000

NLP Willows, LLC	534381219	$17,920,000

NLP Willow Lake, LLC	534381200	$10,945,000

NLP Castle Creek, LLC	534381227	$13,895,000

NLP Lake Clearwater, LLC	534381235	$11,390,000

NLP Swift Creek, LLC	534381278	$16,845,000

NLP Richland, LLC	534381251	$27,000,000

NLP Whitworth, LLC	534381286	$27,675,000

EXHIBIT B

LIST OF ACCOUNTS COMPRISING THE CLEARING ACCOUNTS

Account Title	Tax Identification	Account Number

NLP Park Place, LLC	27-1213199	3007485657

NLP Willows, LLC	27-1213238	3007485745

NLP Willow Lake, LLC	27-1213310	3007485737

NLP Castle Creek, LLC	27-1213344	3007485729

NLP Lake Clearwater, LLC	27-1213379	3007485702

NLP Swift Creek, LLC	27-1213409	3007485681

NLP Richland, LLC	27-1213450	3007485673

NLP Whitworth, LLC	27-1213470	3007485665